                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [x]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material pursuant to ss. 240.14a-11(c) or
                  ss. 240.14a-12

                         TEXAS BIOTECHNOLOGY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
         [x]      No fee required
         [ ]      Fee computed on table below per Exchange Act
                  Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which the transaction applies:

                           -----------------------------------------------------

                  (2) Aggregate number of securities to which the transaction applies:

                           -----------------------------------------------------

                  (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                           -----------------------------------------------------

                  (4)      Proposed maximum aggregate value of the transaction:

                           -----------------------------------------------------

                  (5)      Total fee paid:

                           -----------------------------------------------------

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)      Amount previously paid:
                                         ---------------------------------------

         (2)      Form, Schedule or Registration Statement:
                                                           ---------------------

         (3)      Filing Party:
                               -------------------------------------------------

         (4)      Date Filed:
                             ---------------------------------------------------

                         TEXAS BIOTECHNOLOGY CORPORATION
                         7000 FANNIN STREET, 20TH FLOOR
                              HOUSTON, TEXAS 77030

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 30, 2001

                            -------------------------

         You are cordially invited to attend the annual meeting of the stockholders of Texas Biotechnology Corporation which will be held at 9:00 a.m. (Houston time) on May 30, 2001 at The Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010. At the meeting we will:

         1.       elect nine directors;

         2. consider and act on a proposal to amend the 1999 Stock Incentive Plan; and

         3. consider and act on such other business as may properly come before the meeting or any adjournment of the meeting.

         If you were a stockholder at the close of business on April 16, 2001, you are entitled to notice of and to vote at the meeting. A stockholders' list will be available at our offices, 7000 Fannin Street, 20th Floor, Houston, Texas 77030, for a period of ten days prior to the meeting, or any adjournment of the meeting.

         Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.


                                 By Order of the Board of Directors,

                                 /s/ STEPHEN L. MUELLER

                                 STEPHEN L. MUELLER,
                                 Vice President, Finance and Administration,
                                 Secretary and Treasurer

April 24, 2001

                         TEXAS BIOTECHNOLOGY CORPORATION
                         7000 FANNIN STREET, 20TH FLOOR
                              HOUSTON, TEXAS 77030

                                 PROXY STATEMENT

         Our Board of Directors is soliciting proxies for the annual meeting of our stockholders to be held in Houston, Texas on May 30, 2001, and at any adjournment thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 24, 2001. Because many stockholders are unable to attend the meeting, the board of directors solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. Stockholders are urged to read carefully the material in this proxy statement.

                              QUESTIONS AND ANSWERS

Q:       Who can attend and vote at the meeting?

A: You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, April 16, 2001. On that date, there were 43,771,186 shares of common stock outstanding and entitled to vote at the meeting.

Q:       What am I voting on?

A:       You are voting on:

         -        The election of directors; and

         -        The approval of an amendment to the 1999 Stock Incentive Plan.

Q:       How do I cast my vote?

A: If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. The enclosed proxy card contains instructions for voting by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to matters for which they have discretionary authority under American Stock Exchange rules.

         The proxies identified on the back of the proxy card, Messrs. McWilliams and Mueller and Dr. Dixon, will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the board of directors.

Q:       How does the board recommend I vote on the proposals?

A: The board recommends you vote "FOR" each of the nominees to the board of directors and "FOR" the amendment to the 1999 Stock Incentive Plan.

Q:       Can I revoke my proxy?

A:       Yes. You can revoke your proxy at any time before it is exercised by:

         - submitting a properly signed proxy card with a more recent date;

         - giving written notice of your revocation before the meeting to our Secretary, Mr. Mueller, at our offices, 7000 Fannin Street, 20th Floor, Houston, Texas 77030; or

         -        attending the meeting and voting your shares in person.

Q:       Who will count the vote?

A: A representative of our transfer agent, Bank of New York, will act as the inspector of the election and will count the vote.

Q:       What is a "quorum?"

A: A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary voting authority to vote those shares.

Q:       What vote is required to approve each item?

A: The nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as directors. In the election of directors, you may vote "FOR" all nominees, "AGAINST" all nominees or withhold your vote for any one or more of the nominees. The approval of the amendment to the 1999 Stock Incentive Plan, commonly referred to as the 1999 Plan, and all other matters to be considered at the meeting require the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the meeting. For the approval of the amendment to the 1999 Plan, you may vote "FOR" or "AGAINST" or abstain from voting. In a plurality vote, abstentions are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions have the effect of a vote against a particular proposal. Broker non-votes will not affect the outcome of any vote on the proposals presented at the annual meeting because the broker or nominee lacks the authority to vote on these matters.

Q:       What shares are included on my proxy card?

A: Your proxy card represents all shares registered to your account in the same social security number and address.

Q:       What does it mean if I get more than one proxy card?

A: Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:       How many votes can I cast?

A:       On all matters you are entitled to one vote per share of common stock.

Q: When are stockholder proposals due for the 2002 Annual Meeting of Stockholders?

A: If you want to present a proposal from the floor at the 2002 Annual Meeting, you must give us written notice of your proposal no later than March 10, 2002. If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to the Secretary so that it is received at the above address by December 25, 2001. Your notice should be sent to the Secretary, Texas Biotechnology Corporation, 7000 Fannin, 20th Floor, Houston, Texas 77030.

Q:       Where can I find the voting results of the meeting?

A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2001.

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ELECTION OF DIRECTORS................................................................      6
         Nominees....................................................................      6
         Director Compensation and Board Committees..................................      9

APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN...........................     11

OTHER INFORMATION....................................................................     12
         Principal Stockholders......................................................     12
         Executive Officers..........................................................     13
         Executive Compensation......................................................     14
         Compensation and Personnel Committee Report on Executive Compensation.......     16
         Audit Committee Report......................................................     18
         Performance Graph...........................................................     19
         Executive Employment and Severance Agreements...............................     20
         Auditors....................................................................     20
         Section 16(a) Beneficial Ownership Reporting Compliance.....................     21
         Stockholder Proposal Information............................................     21
         Other Matters...............................................................     22

Appendix A -- 1999 Stock Incentive Plan Amendment....................................    A-1

Appendix B -- Charter of the Audit Committee of the Board of Directors...............    B-1

         A Copy of the Annual Report which includes the Form 10-K of Texas Biotechnology Corporation for the fiscal year ended December 31, 2000 is being mailed with this proxy statement. You may receive an additional copy of the Form 10-K, our Quarterly Reports on Form 10-Q and other information at no charge upon request directed to: Stephen L. Mueller, Secretary, Texas Biotechnology Corporation, 7000 Fannin, 20th Floor, Houston, Texas 77030.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the annual meeting, nine directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons designated as proxies on the accompanying proxy card intend, unless authority is withheld, to vote for the election of the nominees named below to the board of directors. All of the nominees have previously been elected by our stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board of directors may be reduced accordingly; however, we are not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

         Certain information regarding the nominees is set forth below:

         NAME                              AGE       POSITION                                  DIRECTOR SINCE
         ----                              ---       --------                                  --------------
         John M. Pietruski (1)(2)           68       Chairman of the Board of Directors             1990
         David B. McWilliams (1)            58       President, Chief Executive Officer
                                                        and Director                                1992
         Richard A. F. Dixon, Ph.D. (1)     47       Senior Vice President, Research,
                                                        Chief Scientific Officer and Director       1990
         James T. Willerson, M.D. (1)(3)    61       Chairman of the Scientific Advisory
                                                        Board and Director                          1990
         Ron J. Anderson, M.D. (3)          54       Director                                       1997
         Frank C. Carlucci (2)              70       Director                                       1990
         Robert J. Cruikshank (3)           70       Director                                       1993
         Suzanne Oparil, M.D. (3)           59       Director                                       1999
         James A. Thomson, Ph.D. (2)        56       Director                                       1994

         ---------------
         (1)      Member of the Executive Committee of the board of directors
         (2) Member of the Compensation and Personnel Committee of the board of directors
         (3)      Member of the Audit Committee of the board of directors

         John M. Pietruski has served as our chairman of the board of directors since May 1990. Mr. Pietruski has served as President of Dansara Company, a private investment consulting firm, since 1988. He served as Chairman of the board of directors and Chief Executive Officer of Sterling Drug Inc., a pharmaceutical company, from 1985 to 1988 and as President and Chief Operating Officer from 1983 to 1985. Mr. Pietruski currently serves as a director of General Public Utilities Corporation, Hershey Foods Corporation, Lincoln National Corporation and Professional Detailing, Inc. Mr. Pietruski received a B.S. degree with honors in business administration from Rutgers University, where he graduated Phi Beta Kappa.

         David B. McWilliams has served as our President and Chief Executive Officer and as a member of the board of directors since July 1992. Mr. McWilliams joined us after serving as President, Chief Executive Officer of Zonagen, Inc., a pharmaceutical research company involved in reproductive health, from June 1989 to July 1992, where he was also a director. He was also President and Chief Executive Officer of Kallestad Diagnostics, a medical diagnostics manufacturing company, from 1984 to 1988. Mr. McWilliams served as President of E.M. Industries, Harleco Diagnostics Division from 1980 to 1984. He has held various executive and senior management positions with Abbott Laboratories, McKinsey & Company and Amoco Chemicals Corporation and currently serves as a director of Structural Bioinformatics, Inc. Mr. McWilliams received a B.S. from Washington and Jefferson College in chemistry, graduating magna cum laude and Phi Beta Kappa, and received an M.B.A. from the University of Chicago.

         Richard A.F. Dixon, Ph.D. has served as our Senior Vice President, Research and Chief Scientific Officer since March 2000, and as a member of the board of directors since July 1990. Dr. Dixon served as our Vice President, Research from December 1992 to March 2000 and as Scientific Director and Director of Molecular Biology from July 1990 to December 1992. Dr. Dixon joined us after serving as a Director and Head of Molecular Biology at Merck Sharp & Dohme Research Laboratories, a division of Merck & Co. from 1988 to July 1990. In addition, Dr. Dixon serves as a Professor of the Department of Internal Medicine at The University of Texas Medical School at Houston. Dr. Dixon is the author or co-author of more than 100 scientific papers and has invented twelve patented therapeutic technologies. He received a B.S. degree from Texas A & M University, graduating cum laude, and received a Ph.D. in virology from the Baylor College of Medicine.

         James T. Willerson, M.D. has served as chairman of our scientific advisory board since January 1990 and has been a member of the board of directors since May 1990. Dr. Willerson was appointed in March 2001 to serve as President of The University of Texas -- Houston Health Science Center and is also a professor at this institution. He served as the chairman of the Department of Internal Medicine at The University of Texas Medical School at Houston from 1989 to 2001. In 1995, he was appointed Medical Director of the Texas Heart Institute, Houston, Texas. He was Chief of Cardiology of Parkland Memorial Hospital in Dallas, Texas from 1975 to 1989, director and principal investigator of The University of Texas Southwestern Medical School Ischemic Heart Disease, Specialized Center of Research, in Dallas from 1975 to 1989, director of the cardiology division at The University of Texas Southwestern Medical School from 1977 to 1989, and professor of medicine and professor of radiology from 1979 to 1989. He also served as co-director of the Bugher Molecular Biology and Cardiology Research Center at The University of Texas Health Science Center in Dallas from 1986 to 1989. Dr. Willerson has published nearly 700 manuscripts and has been editor or co-editor of 18 textbooks. He was selected for membership in the Institute of Medicine of the National Academy of Science in 1998 and named "Distinguished Scientist" of the American College of Cardiology for 2000. In 1961, Dr. Willerson received a B.A. from The University of Texas at Austin, graduating Phi Beta Kappa. In 1965, he received an M.D. from the Baylor College of Medicine, graduating as a member of Alpha Omega Alpha. Dr. Willerson's medical and cardiology training was undertaken at the Massachusetts General Hospital, Boston, Massachusetts.

         Ron J. Anderson, M.D. has served as a member of the board of directors since December 1997. He has been President and Chief Executive Officer of Parkland Health & Hospital System since 1982. Parkland is the general public hospital for Dallas County, Texas and the primary teaching hospital for The University of Texas Southwestern Medical Center at Dallas. He previously served as Parkland's Medical Director for Ambulatory Care and Emergency Services. He served concurrently as head of the Division of Ambulatory Care, which became the Division of General Internal Medicine under his guidance in the Department of Internal Medicine at Southwestern. Dr. Anderson has remained on the faculty of the Medical School as Professor of Internal Medicine. Dr. Anderson is also a director of Parkland Foundation and Texans Care for Children. He is the Chief Executive Officer and serves on the Board of Directors of Parkland Community Health Plan and is an advisory board member of Texas Health Choice. Dr. Anderson is also the Chairman of the Texas Hospital Association, a member of the board of directors of the National Association of Public Hospitals and National Public Health and Hospital Institute. In 1997 he was elected to the Institute of Medicine of the National Academy of Sciences. He has authored and co-authored more than 200 articles on medicine, ethics, and health policy. Dr. Anderson received his medical degree from the University of Oklahoma and his pharmacy degree from Southwestern Oklahoma State University where he was selected as a Distinguished Alumni in 1987.

         Frank C. Carlucci has served as a member of the board of directors since May 1990. He has been principally employed as Chairman and a Partner in The Carlyle Group, a Washington, D. C. based merchant bank since 1989. Mr. Carlucci served as Secretary of Defense from 1987-1989 and as President Reagan's National Security Advisor in 1987. Prior to returning to Government service, Mr. Carlucci was Chairman and CEO of Sears World Trade, a business he joined in 1983. His Government service included positions as Deputy Secretary of Defense (1980-82), Deputy Director of Central Intelligence (1978-80), Ambassador to Portugal (1975-78), Under Secretary of Health Education and Welfare (1973-75), Deputy Director of OMB (1970-72), and Director of the Office of Economic Opportunity (1969). Mr. Carlucci was a Foreign Service Officer from 1956 to 1980. Mr. Carlucci is the Chairman of the Neurogen Corporation board of directors, the Nortel Networks board of directors and the US-ROC Taiwan Business Council. Mr. Carlucci is also a director of Ashland Inc., Kaman Corporation, The Quaker Oats Company, SunResorts, Ltd., N.V., and Pharmacia Corp. Mr. Carlucci graduated from Princeton University and also attended Harvard Business School.

         Robert J. Cruikshank has served as a member of the board of directors since May 1993. Mr. Cruikshank was a senior partner at Deloitte & Touche LLP from 1989 until retiring in March 1993. Mr. Cruikshank was a partner, office managing partner and member of the board of directors of the predecessor firms to Deloitte & Touche LLP in Houston from 1968 until 1989. He is a trustee of the Ray C. Fish Foundation and Texas Medical Center. He also serves as a director of Reliant Energy Incorporated, MAXXAM Incorporated, Kaiser Aluminum Corporation, Weingarten Realty Investors and as an advisory board member of Compass Bank of Houston. Mr. Cruikshank is a past chairman of the American Heart Association, is active at the affiliate levels and is a past Regent of the University of Texas System. Mr. Cruikshank received a B.A. in economics and accounting from Rice University and completed the Advanced Management Program at Harvard University.

         Suzanne Oparil, M.D. has served as a member of the board of directors since May 1999. She has been a professor of medicine since 1981, Director of the Vascular Biology and Hypertension since 1985, and professor of physiology and biophysics since 1993, in the Division of Cardiovascular Disease at The University of Alabama at Birmingham. She has served as president of the American Federation of Clinical Research. Dr. Oparil is also a member of the American Society of Clinical Investigation, the Association of American Physicians, and of the Institute of Medicine of the National Academy of Sciences. In addition, she has held advisory positions with the National Institutes of Health, including membership on a number of task forces, advisory committees and peer review committees. Dr. Oparil was a past president of the American Heart Association and is an active volunteer at both the national and affiliate levels. She was a recipient of the University of Alabama President's Achievement Award. Dr. Oparil has an extensive bibliography in clinical cardiology and hypertension, including over 350 journal articles, books and book chapters. Dr. Oparil received her medical degree from Columbia University, College of Physicians and Surgeons in 1965.

         James A. Thomson, Ph.D. has served as a member of the board of directors since May 1994. He has been President and Chief Executive Officer of the RAND Corporation since 1989 and has served the institution in a variety of roles beginning in 1981. The RAND Corporation is a non-profit institution that seeks to improve public policy through research analysis in such areas as national defense, education and health. He also serves as a director of AK Steel Holding Co. and of Entrust Technologies Corp. From 1977 until 1981, he served on the National Security Council, at the White House. From 1974 until 1977, Dr. Thomson served as an operations research analyst in the Office of the Secretary of Defense, the Pentagon. Dr. Thomson is the author of numerous scholarly articles and reports on defense and scientific subjects. Dr. Thomson graduated from the University of New Hampshire in 1967 and received an M.S. and Ph.D. in Physics from Purdue University.

VOTE REQUIRED FOR ELECTION

         The nine nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the stockholders will be elected as our directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE TO OUR BOARD OF DIRECTORS.

DIRECTOR COMPENSATION AND BOARD COMMITTEES

         During 2000, the board of directors held nine meetings. All directors, except for Dr. Ron Anderson, attended at least 75% of the total meetings of the board and the committees on which they serve. We believe that attendance at meetings of the board is only one criterion for judging the contribution of individual directors, and that all directors have made substantial and valuable contributions.

         Director Compensation. During the year ended December 31, 2000, each non-employee director received a retainer of $2,000 per quarter, fees of $1,000 for each meeting of the board of directors attended in person and $150 for each meeting conducted by telephone. Non-employee directors received a fee of $200 for each committee meeting attended in person and a fee of $100 for each committee meeting conducted by telephone. Dr. Willerson, however, has declined all retainer or meeting fees. In addition, directors are reimbursed for expenses incurred in attending meetings of the board and its committees. Non-employee directors may elect to receive part or all of the quarterly retainer and fees in common stock. Each non-employee director also receives options to purchase 15,000 shares of common stock on their initial election to the board and options to purchase 7,500 shares of common stock on each subsequent election to the board.

         Executive Committee. The current members of the executive committee are David B. McWilliams (Chair), Richard A.F. Dixon, James T. Willerson and John M. Pietruski. The executive committee met once during 2000. The executive committee may act on behalf of the board on all matters permitted by Delaware corporate law except as limited by our Certificate of Incorporation and Bylaws. All actions taken by the executive committee must be reported at the board's next meeting.

         Audit Committee. The current members of the audit committee are Robert
J. Cruikshank (Chair), Ron J. Anderson, James T. Willerson and Suzanne Oparil. Under the rules of the American Stock Exchange, all of the members of the Audit Committee are independent. The Audit Committee operates under a written charter adopted by the Board of Directors on June 6, 2000. The audit committee met twice during 2000. The audit committee assists the board in fulfilling its oversight responsibilities to stockholders and other matters relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. The audit committee recommends the selection of independent accountants, reviews the independent accountants' report on our internal control systems and reviews the scope and results of the external audit process.

         Compensation and Personnel Committee. The current members of the compensation and personnel committee are John M. Pietruski (Chair), Frank C. Carlucci and James A. Thomson. The compensation and personnel committee met five times during 2000. The compensation and personnel committee reviews and recommends to the board of directors the compensation and employee benefits for our elected officers, and the key officers and employees who participate in various incentive compensation plans. This committee approves the grant of employee stock awards in accordance with our various incentive stock plans and administers any incentive plans and bonus plans. The compensation and personnel committee is also responsible for reviewing our significant personnel compensation policies and benefit programs and major changes thereto, and our management's long-range planning for executive development and succession. This committee establishes policies on management perquisites, and also monitors our non-discrimination polices and practices. Following the compensation and personnel committee's review and approval, all issues pertaining to officer compensation, other than employee stock awards, are submitted to the full board of directors for approval.

                                   PROPOSAL 2

           APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

The 1999 Plan provides for the grant of:

         -        incentive and non-qualified stock options;

         -        incentive stock options;

         -        shares of restricted stock; and

         -        stock bonuses.

         Currently, the 1999 Plan provides that the maximum amount of shares subject to the plan is 1,000,000. As of March 31, 2001, no shares remained available for grant under the 1999 Plan. Because of this, the board adopted this amendment, subject to stockholder approval, to assure that adequate shares will be available for grant pursuant to the 1999 Plan. The amendment to the 1999 Plan is intended to (i) further our efforts in attracting, retaining and motivating key employees, consultants, and non-employee directors and (ii) continue to closely align the interests of participants in the 1999 Plan with those of stockholders by encouraging stock ownership and by tying compensation to the long term growth of our business and the performance of the Common Stock. If this amendment is approved, the authorized shares available for use pursuant to the 1999 Plan will be increased from 1,000,000 to 3,000,000. If approved, this amendment will not change any other material term of the 1999 Plan.

           The 1999 Stock Incentive Plan Amendment appears as Exhibit A to this proxy statement.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of the shares of common stock outstanding, entitled to vote and represented at the annual meeting, in person or by proxy, is required to approve the 1999 Plan amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 PLAN.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of April 16, 2001 by:

         - each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

         -        each of our executive officers and directors; and

         -        all of our directors and executive officers as a group.

         Unless otherwise noted, each person has sole investment and voting power of the shares listed. The information in the following table is based on information supplied by officers, directors and principal stockholders and filings, if any, filed with the Securities and Exchange Commission by each person.

                                                                     NUMBER OF SHARES
                                                         ------------------------------------------
                                                                          EXERCISABLE
                                                                            OPTIONS                      PERCENT
                                                                          TO PURCHASE                       OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                   SHARES            SHARES         TOTAL         CLASS
----------------------------------------                 ---------        -----------     ---------      -------
Larry N. Feinberg (2)..............................      4,175,324                --      4,175,324        9.5%
Franklin Resources, Inc. (3).......................      2,344,100                --      2,344,100        5.4%
Ron J. Anderson, M.D...............................             --            30,250         30,250          *
Frank C. Carlucci..................................         40,571            50,327         90,898          *
Robert J. Cruikshank...............................         10,307            46,469         56,776          *
Richard A. F. Dixon, Ph.D..........................         93,776(7)        507,888        601,664        1.4%
David B. McWilliams................................         72,724(7)        664,369        737,093        1.7%
Stephen L. Mueller.................................         13,410(7)        167,973        181,383          *
Pamela M. Murphy...................................          4,676(7)         42,500         47,176          *
Suzanne Oparil, M.D................................          1,383            13,750         15,133          *
John M. Pietruski..................................         44,600(4)         60,142        104,742          *
James A. Thomson, Ph.D.............................          2,361(5)         40,957         43,318          *
Joseph M. Welch....................................          7,531(7)        162,465        169,996          *
James T. Willerson, M.D............................         99,999(6)         42,122        142,121          *

All directors and executive officers
        as a group (12 persons)....................        391,338         1,829,212      2,220,550        4.9%

---------------
  *   Less than 1%

(1) Unless otherwise indicated, the address of all persons set forth above is 7000 Fannin, 20th Floor, Houston, Texas 77030.

(2) The address of Mr. Feinberg is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830. Mr. Feinberg is the deemed beneficial holder of shares of common stock held by various partnerships and by managed accounts over which Oracle Investment Management, Inc. has investment discretion. The above information was included in a Schedule 13G filed with the Securities and Exchange Commission on March 9, 2001.

(3)      The address of Franklin Resources, Inc. is 777 Mariners Island Blvd.,
         P. O. Box 7777, San Mateo, California 94403-7777. The securities reported on herein are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. The above information was included in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001.

(4) Includes 42,857 shares held by the Pietruski Family Partnership, of which Mr. Pietruski is the general partner.

(5)      Includes 200 shares held by Mr. Thomson's granddaughter.

(6) Includes 14,285 shares owned by The James T. Willerson Fund, Inc., a not-for-profit corporation, of which Dr. Willerson is the Chairman of the board of directors.

(7) Includes the following shares of restricted common stock: Dr. Dixon 8,062; Mr. McWilliams 14,512; Mr. Mueller 5,160; Ms. Murphy 4,676; Mr. Welch 5,531. The shares of restricted common stock vest in three equal amounts over three years.

EXECUTIVE OFFICERS

         Our executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board. All of our executive officers are listed in the following table, and certain information concerning those officers, except for Mr. McWilliams and Dr. Dixon who are also members of the board of directors, follows the table:

         NAME                               AGE      POSITION
         ----                               ---      --------
         David B. McWilliams                58       President, Chief Executive Officer and Director
         Richard A. F. Dixon, Ph.D.         47       Senior Vice President, Research and Chief Scientific Officer
         Stephen L. Mueller                 53       Vice President, Finance and Administration, Secretary
                                                       and Treasurer
         Pamela M. Murphy                   50       Vice President, Corporate Communications
         Joseph M. Welch                    60       Vice President, Business Development

         Stephen L. Mueller has served as Vice President, Finance and Administration since March 1998, as Vice President of Administration since March 1995, as Secretary since May 1994 and as Treasurer since December 1991. From September 1991 to March 1995, Mr. Mueller served as Director of Finance and Administration. Prior to joining us, Mr. Mueller was a financial consultant for wholesale distribution and oil and gas companies. Mr. Mueller was Vice President and Controller of Bado Equipment Co., Inc. in Houston, Texas from 1976 to 1990. He was associated with Deloitte & Touche, Certified Public Accountants in Houston, Texas from 1973 to 1976. Mr. Mueller received a B.B.A. from The University of Texas at Austin in accounting and is a Certified Public Accountant in the State of Texas.

         Pamela M. Murphy joined us in March 1998 as Vice President, Corporate Communications. Prior to joining us, from July 1997 through March 1998, Mrs. Murphy served as president of PMM Partners, a marketing communication firm focused on emerging technology companies. From April 1994 through January 1996, she was Vice President, Corporate Communications at CYTOGEN Corporation and from December 1989 through March 1994, she was Vice President, Corporate Communications and Administration at Greenwich Pharmaceuticals. Mrs. Murphy received her B.S. in education and psychology from Northern Arizona University and is a member of the National Investor Relations Institute Senior Round Table.

         Joseph M. Welch has served as Vice President, Business Development since September 1993, after serving as a consultant to us from April to August 1993. Prior to joining us, Mr. Welch spent 26 years with the Pharmaceutical Division of DuPont and the DuPont Merck Pharmaceutical Company. From January 1991 to February 1993, Mr. Welch was Associate

Director of Licensing for DuPont Merck Pharmaceutical Company. Prior to that, Mr. Welch spent seven years in business development. In these positions, he participated in the evaluation and negotiation of a number of major projects, including the DuPont/Merck joint venture. Mr. Welch has an M.B.A. from the University of Denver.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 2000, 1999 and 1998 to our Chief Executive Officer and each of the other four most highly-paid executive officers of the company, collectively referred to as the Named Executive Officers, determined at the end of the last fiscal year:

                                                                                          LONG-TERM
                                                        ANNUAL COMPENSATION              COMPENSATION
                                                       ---------------------     ----------------------------
                                                                                  RESTRICTED       SHARES
                NAME AND                                                         STOCK AWARDS     UNDERLYING        ALL OTHER
           PRINCIPAL POSITION                YEAR      SALARY        BONUS           (3)          OPTIONS (1)     COMPENSATION
----------------------------------------     ----      --------    ---------     ------------     -----------     -------------
David B. McWilliams..................        2000      $283,086    $ 140,625       $ 140,621         56,823             --
  President and Chief                        1999      $265,767           --              --         21,250             --
    Executive Officer                        1998      $250,717    $  35,800              --        123,125             --

Richard A.F. Dixon, Ph.D.............        2000      $245,492    $  78,127       $  78,121         81,929             --
  Senior Vice President, Research            1999      $233,783           --              --         44,100             --
    Chief Scientific Officer                 1998      $220,933    $  31,800              --         74,700             --

Stephen L. Mueller...................        2000      $147,398    $  50,001       $  50,000         24,831             --
  Vice President, Finance and                1999      $137,667           --              --          9,450             --
    Administration, Secretary                1998      $128,300    $  17,200              --         41,825             --
    and Treasurer

Pamela M. Murphy (2).................        2000      $136,186    $  45,313       $  45,310         16,913             --
  Vice President, Corporate                  1999      $130,000           --              --         19,250             --
    Communications                           1998      $ 97,115           --              --         35,000             --

Joseph M. Welch......................        2000      $169,792    $  53,595       $  53,595         24,857             --
  Vice President,                            1999      $161,450           --              --         12,000             --
    Business Development                     1998      $152,717    $  22,200              --         32,000             --

---------------
(1) See "Option Grants in Last Fiscal Year" for certain information with respect to options granted during the fiscal year ended December 31, 2000.

(2) Mrs. Murphy joined us on March 23, 1998 and was appointed as an executive officer on March 2, 1999.

(3) Represents restricted shares of common stock issued pursuant to the 1999 Plan under a bonus plan for executive officers and other key personnel. The restricted shares vest in three equal amounts over three years beginning January 26, 2002. The shares are eligible for dividend distributions should any dividends be declared. The shares awarded under this plan were: Mr. McWilliams 14,512; Dr. Dixon 8,062; Mr. Mueller 5,160; Ms. Murphy 4,676; and Mr. Welch 5,531. The dollar amounts reported in the table represent the value of the restricted shares on the date of grant.

         Option Grants in Last Fiscal Year. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 2000:

                                    NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                   SECURITIES      OPTIONS                                    ASSUMED ANNUAL RATES OF
                                   UNDERLYING     GRANTED TO                                 STOCK PRICE APPRECIATION
                                    OPTIONS      EMPLOYEES IN   EXERCISE     EXPIRATION        FOR OPTION TERM(1)
             NAME                   GRANTED       FISCAL YEAR     PRICE         DATE            5%            10%
---------------------------       ----------     ------------  ---------    -----------    -----------      -----------
David B. McWilliams                22,500(2)        3.9%       $ 20.1250     03/06/2010      $ 284,771      $   721,667
David B. McWilliams                34,323(3)        5.9%       $ 16.9375     09/08/2010      $ 365,605      $   926,516
Richard A.F. Dixon, Ph.D.          54,000(2)        9.3%       $ 20.1250     03/06/2010      $ 683,451      $ 1,732,000
Richard A. F. Dixon, Ph.D.         27,929(3)        4.8%       $ 16.9375     09/08/2010      $ 297,497      $   753,916
Stephen L. Mueller                 15,750(2)        2.7%       $ 20.1250     03/06/2010      $ 199,340      $   505,167
Stephen L. Mueller                  9,081(3)        1.6%       $ 16.9375     09/08/2010      $  96,730      $   245,133
Pamela M. Murphy                   14,000(2)        2.4%       $ 20.1250     03/06/2010      $ 177,191      $   449,037
Pamela M. Murphy                    2,913(3)        0.5%       $ 16.9375     09/08/2010      $  31,029      $    78,634
Joseph M. Welch                    16,000(2)        2.8%       $ 20.1250     03/06/2010      $ 202,504      $   513,185
Joseph M. Welch                     8,857(3)        1.5%       $ 16.9375     09/08/2010      $  94,344      $   239,086

---------------
(1) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on option exercises are dependent on the future performance of the common stock. Because the exercise price of options granted is equal to the fair market value of the common stock a zero percent appreciation in stock price will result in no gain.

(2) These are incentive stock options, to the extent allowed by law, and vest and become exercisable in approximately equal annual installments over a three-year period beginning March 6, 2001.

(3) These are incentive stock options, to the extent allowed by law, and vest and become exercisable in approximately equal annual installments over a three-year period beginning September 8, 2001.

         Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the Named Executive Officers as of December 31, 2000:

                                     SHARES                       NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                  ACQUIRED ON      VALUE            OPTIONS AT FY-END         IN-THE-MONEY OPTIONS (1)
             NAME                 EXERCISE (#)   REALIZED ($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
             ----                 ------------   ------------   -----------  -------------  -----------   -------------
David B. McWilliams ..........      50,000        523,500         608,745       112,030     $2,439,076      $ 119,926
Richard A.F. Dixon, Ph.D. ....      50,000        515,500         450,288       136,229     $1,994,551      $ 164,356
Stephen L. Mueller............      34,250        694,189         145,632        45,072     $  501,103      $  47,288
Pamela M. Murphy..............      10,000         65,176          19,751        41,412     $   27,701      $  72,859
Joseph M. Welch ..............      12,500        128,875         142,466        43,523     $  571,641      $  50,179

---------------
(1) Value of in-the-money options calculated based on the closing price of $8.59 per share of common stock on December 29, 2000, as reported by the American Stock Exchange.

         Compensation Committee Interlocks and Insider Participation. In January 1992, we entered into a consulting agreement with John M. Pietruski, Chairman of our board of directors. Under the terms of the agreement, Mr. Pietruski is expected to devote an average of one day per week of his consulting services to us, for which he receives an annual fee of $75,000. On January 1, 2001, the agreement was extended for a two-year period at the same annual fee.

COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Our compensation program for officers (including the Chief Executive Officer and the other Named Executive Officers) is administered by the Compensation and Personnel Committee, which is composed of three non-employee directors. The committee makes decisions regarding the reward of stock options and stock incentives under the company's stock option plans. Following review and approval by the Committee, all other issues pertaining to officer compensation (other than stock options and stock incentives) are submitted to the full board of directors for approval. The objective of our compensation program is to provide a total compensation package that will enable us to attract, motivate and retain outstanding individuals and align their success with that of the stockholders.

         Base salaries for management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the biotechnology industry. We entered into an employment contract with David McWilliams, the company's President and Chief Executive Officer, because we felt that the terms of this agreement were necessary in order to retain a candidate of Mr. McWilliams' experience and reputation in the biopharmaceutical industry, which in turn was deemed necessary in order to enable us to move towards our long-range goal of developing and marketing commercially viable biopharmaceutical products. In furtherance of these goals, we have also entered into employment contracts with our other key management personnel. See "Employment Agreements." The employment agreements with key personnel establish annual base salary amounts that the board of directors, on recommendation of the committee, may increase from time to time. Annual salary adjustments are determined by evaluating the competitive marketplace, our performance, the performance of the executive, and any increased responsibilities assumed by the executive. We attained a number of important milestones during the year 2000 including the approval and launch of Argatroban, execution of development agreements with ICOS Corporation and Schering-Plough, a successful equity offering, creation and funding of Revotar, a German subsidiary, and progress in research and clinical development of certain compounds. Based on the attainment of these significant milestones, the committee recommended and the board of directors approved an increase in Mr. McWilliams' compensation by 6.5% effective September 1, 2000 and 8.33% effective March 1, 2001.

         The Revenue Reconciliation Act of 1993 restricts the ability of a publicly held corporation to deduct compensation in excess of $1,000,000 paid to its chief executive officer and the four most highly compensated officers. The committee intends to maintain executive compensation packages below this threshold, and based on its current compensation structure, the company does not anticipate that any of its officers will reach the $1,000,000 threshold in the near future.

         The principal methods for long-term incentive compensation are the company's incentive stock plans. Compensation under these plans principally takes the form of incentive and non-qualified stock options with an exercise price of market price at time of grant and restricted stock grants. In this manner, key individuals are rewarded commensurate with increases in stockholder value. Moreover, the company's incentive stock plans provide a non-cash form of compensation, which is intended to benefit the company by enabling it to continue to attract and to retain qualified personnel. In addition, during 1998, the board of directors instituted a bonus plan for executive officers and certain other key personnel. Bonuses are paid based upon attainment of annual corporate goals as approved by the board of directors. Payments are a combination of cash and restricted common stock. The restricted stock vests in three equal amounts over three years beginning one year from date of grant. No bonuses were paid for years prior to 2000. During 2000, Mr. McWilliams earned $281,246 pursuant to the bonus plan of which a cash component in the amount of $140,625 and restricted stock valued at $140,621 was paid during 2001 following the attainment of the goals established by the committee.

         The committee is authorized to make incentive awards under the stock plans mentioned above to key employees, including officers of the company. In determining incentive awards for management, the committee considers management's ability to implement our research and clinical development programs, successful completion of corporate partnering agreements, financing activities, and control of expenses. The committee utilizes incentive awards as a key element to provide incentives for employees and officers consistent with the goal of increasing stockholder value.

         Based on these criteria, during the fiscal year ended December 31, 2000, we granted Mr. McWilliams options to purchase 22,500 shares of common stock at an exercise price of $20.125 per share and 34,323 shares at $16.9375 per share. At December 31, 2000, Mr. McWilliams held options covering an aggregate of 720,775 shares of common stock. Of those, options covering an aggregate of 608,745 shares were vested and exercisable.

                                     John M. Pietruski, Chair
                                     Frank C. Carlucci
                                     James A. Thomson

AUDIT COMMITTEE REPORT

         The Audit Committee of the board of directors is responsible for monitoring the integrity of the company's consolidated financial statements, its system of internal controls and the independence and performance of its independent accountants. The Audit Committee also recommends to the board of directors the retention and selection of the company's independent accountants. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B.

         The Audit Committee is also responsible for oversight of the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The company's independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

         We have met with the company's independent accountants, KPMG LLP, and discussed the overall scope and plans for their audit. We have also met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the company's internal controls. We also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the company's consolidated financial statement and the matters required to be discussed by Statement on Auditing Standards No. 61 as amended.

         The independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, and we discussed with the independent accountants their independence from the company. When considering KPMG's independence, we considered the non-audit services provided by the independent accountants and concluded that such services are compatible with maintaining their independence.

         We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2000 with management and KPMG. Based on our review of the audited consolidated financial statements and the meetings and discussions with management and the independent accountants, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the board of directors that the company's audited consolidated financial statements be included in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                     Robert J. Cruikshank, Chair
                                     Ron Anderson
                                     Suzanne Oparil
                                     James T. Willerson

                                PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG TEXAS BIOTECHNOLOGY CORPORATION,
                     AMEX MARKET INDEX AND PEER GROUP INDEX

                                    [GRAPH]



                     ASSUMES $100 INVESTED ON JAN. 01, 1996
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 2000

                                                                             FISCAL YEAR ENDING

                                                         1996         1997        1998        1999         2000
                                                        ------       ------      ------      ------       ------
COMPANY

Texas Biotechnology Corporation                         212.12       300.00      239.39      384.85       416.48
Peer Group                                              128.66       145.54      111.62      167.97       522.95
AMEX Market Index                                       105.52       126.97      125.25      156.15       154.23

         The peer group consists of COR Therapeutics, Inc., Sicor, Inc., Corvas International, Inc., and Vertex Pharmaceuticals Incorporated. We are in the same industry as the companies in the peer group and we believe that this peer group, is at approximately the same stage of development as we are.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

         In July 1992, we entered into a three-year employment agreement with David B. McWilliams to serve as our President and Chief Executive Officer. Upon the expiration of the initial term, the agreement automatically renews for successive one-year periods unless either party provides notice at least sixty days before scheduled expiration. Effective March 1, 2001, the compensation committee increased Mr. McWilliams' annual salary package to $325,000. We may terminate Mr. McWilliams' employment for any reason; however, if such termination is not due to disability or for cause, Mr. McWilliams will be entitled to receive his salary and benefits under the agreement for one year following termination.

         In July 1990, we entered into a five-year employment agreement with Dr. Richard A.F. Dixon to serve as our Scientific Director and Director of Molecular Biology. Upon the expiration of the initial term, the agreement automatically renews for successive one-year periods unless either party provides written notice at least thirty days before scheduled expiration. If we terminate this agreement with Dr. Dixon for cause, he will be entitled to one month salary, otherwise, salary is due for the remaining contract term. Effective March 1, 2001, the compensation committee increased Dr. Dixon's annual salary to $270,000.

         We entered into an employment agreement with Pamela M. Murphy in March 1998. Effective March 1, 2001, the compensation committee increased Ms. Murphy's annual salary to $157,000. This agreement may be terminated at any time, with or without cause, by either Ms. Murphy or us. However, if we terminate this agreement with Ms. Murphy other than for cause, she will be entitled to receive six months salary.

         We entered into an employment agreement with Joseph M. Welch in June 1993. Effective March 1, 2000, the compensation committee increased Mr. Welch's annual salary to $171,150. This agreement may be terminated at any time, with or without cause, by either Mr. Welch or us. However, if we terminate this agreement with Mr. Welch other than for cause, he will be entitled to receive six months salary.

         In addition, we signed agreements with the Named Executive Officers to provide certain benefits in the event of a change of control. The agreements provide for a lump-sum payment in cash ranging from 18 months to three years of annual base salary and annual bonus if any. Presently, the base salary portion payable under these agreements would aggregate approximately $3.1 million. In addition, the agreements provide for gross-up for certain taxes on the lump-sum payment, continuation of certain insurance and other benefits for periods of 18 months to three years and reimbursement of certain legal expenses in conjunction with the agreements. These provisions are intended to replace compensation continuation provisions of any other agreement in effect for an officer if the specified event occurs.

AUDITORS

         KPMG LLP has served as our independent auditors for a number of years. Although we anticipate that this relationship will continue to be maintained during fiscal 2001, we have not proposed any formal action be taken at the meeting concerning the continued employment of KPMG LLP, because no such action is legally required. Representatives of KPMG LLP plan to attend the annual meeting and will be available to answer appropriate questions. These representatives will be able to make a statement at the meeting if they wish, although we do not expect them to do so.

         During the calendar year 2000, we incurred professional service fees with KPMG LLP as indicated below:

         AUDIT FEES

                  The aggregate fees billed or expected to be billed by KPMG related to the 2000 annual financial statement audit and reviews of quarterly financial statements included in our Quarterly Reports filed on Form 10-Q were $77,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

                  KPMG provided no information technology services relating to financial information systems design and implementation during the fiscal year ended December 31, 2000.

         ALL OTHER FEES

                  The aggregate fees billed or expected to be billed by KPMG for services rendered to us, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2000 are approximately $137,000. Of this amount, $100,000 represented fees associated with work performed in conjunction with the public offering of common stock during the year 2000 and the remainder is primarily for tax services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission and to furnish us a copy of each filed report.

         Except for Mr. McWilliams, who filed a Form 4 regarding one late transaction, to our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, our officers, directors and greater than 10% beneficial owners timely filed all required
Section 16(a) reports.

STOCKHOLDER PROPOSAL INFORMATION

         If you want to present a proposal from the floor at the 2002 Annual Meeting or nominate a person for election to the board at such meeting, you must give us written notice no later than March 10, 2002 and follow the procedures outlined in our by-laws. Your notice should be sent to our Secretary at 7000 Fannin, 20th Floor, Houston, Texas 77030.

         If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to our Secretary so that it is received at the above address by December 25, 2001.

OTHER MATTERS

         We have included a copy of our 2000 annual report to stockholders, which includes our Form 10-K covering the fiscal year ended December 31, 2000. We will bear the cost of soliciting proxies in the accompanying form. We have engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of $4,750, plus out-of-pocket expenses. In addition to solicitation by mail and by Corporate Investor Communications, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated.

                                     By Order of the board of directors,



                                     /S/ STEPHEN L. MUELLER

                                     STEPHEN L. MUELLER,
                                     Vice President, Finance and Administration
                                     Secretary and Treasurer

April 24, 2001

                                                                      APPENDIX A

                       1999 STOCK INCENTIVE PLAN AMENDMENT

         The 1999 Stock Incentive Plan (the "1999 Plan") of Texas Biotechnology Corporation (the "Company") is hereby amended as follows effective March 13, 2001.

         1.       Section 1.4 is amended to read as follows in its entirety:

                  Subject to adjustment under Section 5.5, there shall be available for Incentive Awards under the Plan granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) Three Million (3,000,000) Shares of Common Stock. Three Million (3,000,000) of the Shares reserved under the Plan shall be available for grants of Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

                  During such period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

                           (a) Subject to adjustment as provided in Section 5.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, Restricted Stock, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be 3,000,000 Shares.

                           (b) The maximum aggregate cash payout (including Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be Ten Million dollars ($10,000,000).

                           (c) With respect to any Stock Option granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option shall continue to count against the maximum number of Shares that may be the subject of Stock Options granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

                           (d)      The limitations of subsections (a), (b) and
                  (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

                                                                      APPENDIX B

                         TEXAS BIOTECHNOLOGY CORPORATION

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                       (As initially adopted June 6, 2000)

I.       PURPOSE

         The Audit Committee is a standing committee of the Board of Directors (the "Board") of Texas Biotechnology Corporation, a Delaware corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

         - Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

         - Reviewing the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally;

         - Reviewing the independence and performance of the Company's independent auditors; and

         - Providing an open avenue of communication among the independent auditors, financial and senior management, and the Board.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee has direct access to the Company's independent auditors and anyone in the Company. The Audit Committee has authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      COMPOSITION

         The Audit Committee shall be comprised of at least three directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the

         Audit Committee. Directors with any of the following relationships will not be considered independent:

         - a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

         - a director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

         - a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer (immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home);

         - a director being a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

         - a director being employed as an executive of another entity where any of the Company's executives serves on that entity's compensation committee.

         One director who is not independent and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its stockholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

         All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will be able to do so within a reasonable period of time after appointment to the Audit Committee. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The members of the Audit Committee shall be appointed by the Board at the annual meeting of the Board, and shall serve on the Audit Committee for a term coinciding with their Board term. If a Chair of the Audit Committee is not appointed by the Board, the Audit Committee shall itself designate a Chair.

III.     MEETINGS

         The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. The purpose of the two scheduled meetings of the Audit Committee is to review and approve the annual financial results of the Company prior to release and to review and approve the scope of the annual audit to be performed by the Company's independent auditors. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee and each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements consistent with IV. 4 below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         Documents/Reports and Review Procedures

         1. Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Audit Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the Securities and Exchange Commission ("SEC").

         2. Review the Company's annual audited financial statements prior to filing with, or distribution to, the SEC, any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgments.

         3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee should also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Audit Committee.

         4. Review the Company's quarterly financial results prior to the release of results and/or the Company's quarterly financial statements prior to filing with the SEC. In connection with such review, discuss with financial management and the independent auditors, any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item 11). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of these reviews and discussions.

         5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

         Independent auditors

         6. Subject to any action that may be taken by the full Board, have the ultimate authority and responsibility to select, evaluate, and, where appropriate replace the independent auditors, thus making the independent auditors ultimately accountable to the Audit Committee and the Board as representatives of the stockholders.

         7. Review the performance of, and approve the fees and other significant compensation to be paid to, the independent auditors' firm.

         8. On an annual basis, ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the auditors' objectivity and independence.

         9. Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

         10. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         11. Prior to releasing the year-end results, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         12. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Legal Compliance

         13. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Matters

         14. Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         15. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

         16. Review financial and accounting personnel succession planning with the Company.

         17. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

         18. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

         19. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

I, Stephen L. Mueller, do hereby certify that I am the duly elected Secretary of the Company and that the above is a true and correct copy of the Charter for the Audit Committee adopted at a meeting of the Board on June 6, 2000, and that this Charter is now in full force and effect.



                                     /s/ STEPHEN L. MUELLER
                                     -------------------------------------------
                                     Stephen L. Mueller, Secretary

                        TEXAS BIOTECHNOLOGY CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL STOCKHOLDERS' MEETING TO BE HELD ON MAY 30, 2001

         The undersigned stockholder of Texas Biotechnology Corporation (the "Company") hereby appoints David B. McWilliams, Richard A.F. Dixon and Stephen
L. Mueller, or any of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010, on May 30, 2001, at 9:00 a.m. (Houston time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

         The board of directors recommends a vote FOR the nominees listed on the reverse side and FOR adoption of the amendment to the 1999 Stock Incentive Plan and IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AND FOR ADOPTION OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report and the Proxy Statement furnished herewith.

             (Please sign the reverse side of this card and return it promptly.)



                                             TEXAS BIOTECHNOLOGY CORPORATION
                                             P.O. BOX 11061
                                             NEW YORK, N.Y. 10203-0061

                           - DETACH PROXY CARD HERE -

-------------------------------------------------------------------------------

                                                              PLEASE DETACH HERE
   [    ]                         You Must Detach This Portion of the Proxy Card
                               -  Before Returning it in the Enclosed Envelope -

1.     Election of Directors       FOR all nominees  [ ]         WITHHOLD AUTHORITY to vote     [ ]        *EXCEPTIONS  [ ]
                                   listed below                  for all nominees listed below

       Nominees: John M. Pietruski, Ron J. Anderson, Frank C. Carlucci,
                 Robert J. Cruikshank, Richard A.F. Dixon, David B. McWilliams, Suzanne Oparil, James A. Thomson and James T. Willerson.
       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
       *EXCEPTIONS
                  -------------------------------------------------------------

2.     Proposal to amend the 1999 Stock Incentive Plan.                 3.     In their discretion, upon such other matters as may
                                                                               properly come before the meeting; hereby revoking
                                                                               any proxy or proxies heretofore given by the
                                                                               undersigned.


       FOR  [ ]             AGAINST  [ ]                 ABSTAIN  [ ]

                                                                                               Address Change      [ ]
                                                                                               and/or Comments

                                                                               Signatures should agree with name printed hereon. If
                                                                               Stock is held in the name of more than one person,
                                                                               EACH joint owner should sign. Executors,
                                                                               administrators, trustees, guardians, and attorneys
                                                                               should indicate the capacity in which they sign.
                                                                               Attorneys should submit powers of attorney.

                                                                               Dated                                         , 2001
                                                                                     ----------------------------------------

                                                                               ----------------------------------------------------
                                                                                              Signature of Shareholder

                                                                               ----------------------------------------------------
                                                                                              Signature of Shareholder

                                                                               VOTES MUST BE INDICATED  [X]
      SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY                            (x) IN BLACK OR BLUE INK.
      USING THE ENCLOSED ENVELOPE.
